                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF AAR CORP. (1)

                                                                 State of
                      Name of Corporation                      Incorporation
                      -------------------                      -------------
AAR Airframe & Accessories Group, Inc. (2)...................    Illinois
AAR Allen Services, Inc. (3).................................    Illinois
AAR Aircraft & Engine Group, Inc. (4)........................    Illinois
AAR Engine Services, Inc. (5)................................    Illinois
AAR Financial Services Corp..................................    Illinois
AAR International, Inc. (6)..................................    Illinois
AAR Manufacturing Group, Inc. (7)............................    Illinois

-----------------

(1)  Subsidiaries required to be listed pursuant to Regulation S-K Item
     601(b)(21).

(2) Also does business under the names AAR Distribution, AAR Expendables, and AAR Defense Systems.

(3) Also does business under the names AAR Landing Gear, AAR Component Services, and Mars Aircraft Radio.

(4) Also does business under the names AAR Aircraft Turbine Center, AAR Aircraft Sales and Leasing, AAR Allen Aircraft, and AAR Engine Sales & Leasing.

(5) Also does business under the name AAR Engine Component Services and AAR Energy Services.

(6) Also does business under the names AAR Distribution, AAR Aircraft Component Services, AAR Engine Group International, and AAR Allen Group International.

(7) Also does business under the names AAR Cargo Systems, AAR Cadillac Manufacturing, AAR Composites, AAR Craig Systems, and AAR Skydyne.